Exhibit 10.1

AMENDMENT TO FUNDING AGREEMENT

This Amendment to Funding Agreement is effective as of May 24, 2005 and amends that certain Funding Agreement dated as of
March 10, 2005 (the “Agreement”) between FORD MOTOR COMPANY (“Ford”) and VISTEON CORPORATION (“Visteon”).

The parties agree as follows:

1.       Definitions: All capitalized terms used herein shall have the meanings specified in the Agreement unless otherwise specifically stated herein.

2.	Payment Terms: Section 3(b) of the Agreement is modified to read as follows:

(b) Commencing with payables covered by Section 9.1(a) of the P&SA associated with Components and tooling received at Ford facilities in the United States and for tooling received at Visteon facilities in the United States, the following payment terms shall apply:

Time Period	Payment Terms
Before April 1, 2005	33	*
April 1, 2005 through May 31, 2005	26	*
June 1, 2005 through July 31, 2005	18	*
August 1, 2005 through December 31, 2005	22	*
January 1, 2006 until termination of the Funding Agreement	26	*
* Number of days after applicable entry date

If this Agreement is terminated for any reason, then the payment terms for all payables associated with Components and tooling received at Ford facilities in the United States and for tooling received at Visteon facilities in the United States from and after the Termination Date shall revert to the payment terms specified in Section 9.1(a) of the P&SA.

3.       No Other Changes. Except as specified herein, all other terms and conditions of the Funding Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Funding Agreement to be executed by their authorized representatives as of the date first above written.

FORD MOTOR COMPANY		VISTEON CORPORATION

By:	/s/ Don R. Leclair	By:	/s/ James F. Palmer

Title:	Executive Vice President and Chief Financial Officer	Title:	Executive Vice President and Chief Financial Officer

Date:	May 24, 2005	Date:	May 24, 2005